                                                                   EXHIBIT 10.26

                         TERMINATION OF SUPPLY AGREEMENT
                                       AND
                           LOAN AND SECURITY AGREEMENT


           This Termination of Supply Agreement and Loan and Security Agreement (the "Agreement") is entered into as of May 15, 1998 (the "Effective Date") by and between StorMedia Incorporated, a Delaware corporation (the "StorMedia"), and Seagate Technology, Inc., a Delaware corporation ("Seagate").

           WHEREAS, Seagate and StorMedia entered into a Supply Agreement, dated as of June 29, 1995 (the "Initial Supply Agreement"), which was superseded by a subsequent Supply Agreement, dated as of January 1, 1997 (jointly with the Initial Supply Agreement, the "Supply Agreement"), pursuant to which Seagate agreed to purchase 2.5 and 3.5 inch aluminum and glass/ceramic substrate thin film disks and such other disk products as the parties agreed to in writing after the date of the Supply Agreement (the "Products");

           WHEREAS, both parties desire to terminate the Supply Agreement and release all claims related thereto except for claims regarding payment by Seagate to StorMedia for Products shipped by StorMedia and accepted by Seagate in respect of orders placed by Seagate with StorMedia prior to the Closing Date, and claims by Seagate against StorMedia for breach of any warranty under which Products were shipped;

           WHEREAS, each of Foothill Capital Corporation ("Foothill") and Canadian Imperial Bank of Commerce, New York Agent (the "Agent"), on behalf of itself and a syndicate of banks (together, the "Lenders" and together with Foothill, the "Institutional Lenders") have proposed to enter into financing and/or restructuring of certain financing transactions with StorMedia on substantially the terms attached hereto as Exhibit A-1 and Exhibit A-2, respectively; and

           WHEREAS, Seagate is willing, pursuant to the terms and conditions of this Agreement, to loan StorMedia (i) Five Million Dollars ($5,000,000) (the "Convertible Loan Amount") which loan (the "Convertible Loan") shall be convertible into securities of StorMedia on the terms and subject to the conditions set forth herein; and (ii) Three Million Dollars ($3,000,000) (the "Secured Loan Amount") which loan (the "Secured Loan") shall be secured by a security interest in the accounts receivable owed by Seagate to StorMedia. The Convertible Loan and the Secured Loan may hereafter collectively be referred to as the "Loans."

           NOW, THEREFORE, the parties hereby agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

                     1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following respective meanings:

                     "Collateral" shall mean all bona fide rights of StorMedia, now existing or hereafter acquired, to payment from Seagate for goods sold or for services rendered or for payments under any agreement, including, without limitation, the Supply Agreement, which are not evidenced by an instrument or Chattel Paper, whether or not earned by performance.

                     "Common Stock" shall mean StorMedia's Class A common stock, $0.013 par value.

                     "Convertible Obligations" shall mean all money, debts, obligations and liabilities which now are or at any time hereafter may be or become due, owing or incurred by StorMedia to Seagate, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with the Convertible Loan, and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest (including, without limitation, interest accruing after the Repayment Commencement Date of the Convertible Note and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to StorMedia, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), reimbursement obligations, fees, indemnities, costs, expenses, or otherwise. Notwithstanding anything in the foregoing to the contrary, the Secured Obligations shall not be considered to be Convertible Obligations.

                     "Lien" means any mortgage, deed of trust, or pledge, security interest, hypothecation, assignment, assigned deposit, arrangement, encumbrance, encroachment, lien (statutory or otherwise), claim, option, reservation, right off way, easement, or defect of any kind, or preference, or priority, or other security agreement or preferential arrangement of any kind of or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing statement under the UCC, or under the comparable law of any other jurisdiction).

                     "Proceeds" shall mean whatever is received by reason of collection of Collateral, both cash and non-cash, including the proceeds of insurance payable by reason of loss of or damage to Collateral.

                     "Secured Obligations" shall mean all money, debts, obligations and liabilities which now are been or at any time hereafter may be or become due, owing or incurred by StorMedia to Seagate, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with the Secured Loan, and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest (including, without limitation, interest accruing after the Repayment Commencement Date of the Secured Note and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to StorMedia, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), reimbursement obligations, fees, indemnities, costs, expenses, or otherwise. Notwithstanding anything in the foregoing to the contrary, the Convertible Obligations shall not be considered to be Secured Obligations.


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                     "UCC" shall mean the Uniform Commercial Code of the State
of California as in effect on the date hereof and as amended from time to time hereafter.

                     1.2 Index of Other Defined Terms. In addition to the terms defined above, the following terms shall have the respective meanings given thereto in the sections indicated below:

Defined Term                                        Section
------------                                        -------
Act                                                 4.5
Agreement                                           Preamble
Balance Sheet Date                                  4.17
Bylaws                                              4.12
CERCLA                                              4.23
Closing Date                                        Article VII
Closing                                             Article VII
Code                                                4.21
Collateral                                          4.1
Conversion Date                                     3.2(b)(i)
Conversion Shares                                   4.2(c)
Convertible Installment Date                        3.2(a)(ii)
Convertible Interest Rate                           3.2(a)(ii)
Convertible Loan Amount                             Recitals
Convertible Loan                                    Recitals
Convertible Note                                    3.1(a)
Corporate Event                                     3.2(a)(iii)
Disclosure Schedules                                4
Effective Date                                      Preamble
Event of Default                                    3.4(a)
Financial Statements                                4.17
Foothill                                            Preamble
Hazardous Materials                                 4.22
Installment Date                                    3
Institutional Lenders                               Preamble
Loans                                               Recitals
Notes                                               3.1(b)
Outstanding Convertible Balance                     3.2(a)(ii)
Outstanding Secured Balance                         3.3(a)(ii)
Pool Securities                                     5.5
Products                                            Recitals
Repayment Commencement Date                         3.2(a)(ii)
Restated Certificate                                4.12
Seagate                                             Preamble
SEC                                                 4.15
Secured Installment Date                            3.3(a)(ii)
Secured Interest Rate                               3.3(a)(ii)


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

Secured Loan Amount                                 Recitals
Secured Loan                                        Recitals
Secured Note                                        3.1(b)
StorMedia                                           Preamble
Supply Agreement                                    Recitals
Termination and Mutual Release                      Article II

                                   ARTICLE II
               TERMINATION OF SUPPLY AGREEMENT AND MUTUAL RELEASE

           On the terms and subject to the conditions set forth herein, at the Closing, StorMedia and Seagate shall terminate the Supply Agreement and execute a mutual release with respect to claims arising thereunder by executing and delivering a Termination and Mutual Release in substantially the form attached to this Agreement as Exhibit B (the "Termination and Mutual Release").

                                   ARTICLE III
                    AGREEMENT FOR LOAN AND ISSUANCE OF NOTES

                     3.1. Agreement for Loan and Issuance of Notes. On the terms and subject to the conditions set forth herein, at the Closing:

                          (a) Seagate shall loan to StorMedia the Convertible
Loan Amount. The Convertible Loan will be evidenced by a Promissory Note in substantially the form attached hereto as Exhibit C-1 (the "Convertible Note").

                          (b) Seagate shall loan StorMedia the Secured Loan
Amount. The Secured Loan will be evidenced by a Promissory Note in substantially the form attached hereto as Exhibit C-2 (the "Secured Note", and together with the Convertible Note, the "Notes").

                     3.2. Convertible Loan.

                          (a) Loan Term, Interest, Repayment

                              (i) The term of the Convertible Loan will begin on
                          the Closing Date and end on the date on which the Outstanding Convertible Balance, all accrued interest thereon and any other amounts owing under the Convertible Note have been paid in full.

                              (ii) Interest on the unpaid principal balance of
                          the Convertible Loan (such unpaid principal balance is referred to as the "Outstanding Convertible Balance") will accrue from the Closing Date at the rate of six percent (6%) per annum, compounded quarterly, calculated on the basis of a 360 day year and actual days elapsed (the "Convertible Interest Rate"); provided, however, that no such accrued interest shall be due and payable prior to the Repayment Commencement Date. To the extent permitted by


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                          the Subordination Agreement and to the extent not
                          previously converted pursuant to Section 3.2(b), StorMedia will repay the Outstanding Convertible Balance plus all interest accrued thereon as follows:
                          (i) an amount equal to one third of the total of the Outstanding Convertible Balance plus all interest accrued thereon shall be due and payable on the date thirty-six (36) months after the Closing Date (the "Repayment Commencement Date"), and (ii) the remaining Outstanding Convertible Balance plus all interest accrued thereon in twenty four (24) equal monthly installments of $176,635 (such amount to be adjusted pro rata in connection with any partial conversion of the Convertible Note) with the first installment due and payable on the one (1) month anniversary of the Repayment Commencement Date and the remaining installments due and payable on each subsequent one
                          (1) month anniversary of the Repayment Commencement Date (each a "Convertible Installment Date") until the entire Outstanding Balance has been repaid. Without limiting in any way the remedies provided in Section 3.4, in the event that an installment has not been received by Seagate within five (5) business days of the relevant Convertible Installment Date, the full amount of such installment shall bear interest at the Convertible Interest Rate from the missed Convertible Installment Date until the date such payment is paid in full. The Outstanding Convertible Balance and all accrued interest and any and all other sums payable to Seagate hereunder may be prepaid prior to the Repayment Commencement Date upon 20 days written notice to Seagate. Delivery of such notice shall in no way affect Seagate's right to convert the Outstanding Convertible Balance pursuant to Section 3.2(b)

                              (iii) Optional Acceleration Upon Acquisition. Upon
                          the occurrence of the acquisition of StorMedia by means of a merger, consolidation, share purchase or exchange, or other form of corporate reorganization or transaction in which the holders of StorMedia's outstanding voting securities immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the corporation or other entity surviving such transaction or a sale of all or substantially all of the assets of StorMedia (a "Corporate Event") and at any time thereafter, Seagate may, at its option and in its sole discretion, (but subject to the Subordination Agreement), by written notice to StorMedia, Foothill and the Agent, accelerate repayment of the Convertible Note in which case the Outstanding Convertible Balance, and all interest accrued thereon, shall be due and payable immediately.

           (b) Conversion. The Outstanding Convertible Balance plus accrued interest is convertible on the following basis:


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

                              (i) Optional Conversion. On and at any time after
                          the earlier to occur of: (a) one (1) year anniversary of the Closing Date, or (b) a Corporate Event, Seagate may, at its option and in its sole discretion, convert some or all of the Outstanding Convertible Balance plus any accrued interest to date (or any portion thereof) into Common Stock at a valuation of the greater of $5.00 per share or the average of the closing bid price for the five (5) trading days immediately preceeding the date of this Agreement, subject to adjustment for stock splits, reverse stock splits, recapitalization and similar events, by delivering written notice of its intent to so convert to StorMedia on or prior to such date. To convert the Convertible Note, Seagate must deliver to StorMedia written notice of its intent to convert (the date of such notice the "Conversion Date") containing the dollar amount of the Outstanding Convertible Balance it wishes to convert and a copy of the Convertible Note. As soon as practicable, but in no event later than the seventh (7th) business day after the Conversion Date, StorMedia shall deliver to Seagate a certificate for the number of full shares of Common Stock issuable upon the conversion and cash in lieu of any fractional share. In case of any partial conversion of the Convertible Note, StorMedia shall cancel the Convertible Note upon surrender thereof and shall execute and deliver a new Convertible Note of like tenor and date for the balance of the Outstanding Convertible Balance.

                              (ii) Reservation of Securities. StorMedia shall
                          reserve, for the life of the Loan, such securities as Seagate is entitled to receive upon conversion of the Convertible Loan. Prior to the issuance of any equity securities (or any instrument exercisable for or converted into equity securities) and whenever otherwise required, StorMedia will amend its Certificate of Incorporation, if necessary, to ensure that there is a sufficient quantity of such equity securities (and Common Stock into which such equity securities may be convertible) into which the Convertible Loan can be converted.

                     3.3. Secured Loan.

                          (a) Loan Term, Interest, Repayment.

                              (i) The term of the Secured Loan will begin on the
                          Closing Date and end on the date on which the Outstanding Secured Balance, all accrued interest thereon and any other amounts owing under the Secured Note have been paid in full.

                              (ii) Interest on the unpaid principal balance of
                          the Secured Loan (such unpaid principal balance is referred to as the "Outstanding Secured Balance") will accrue from the Closing Date at the rate of twelve percent (12%) per annum, compounded quarterly, calculated on the basis


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                          of a 360 day year and actual days elapsed (the
                          "Secured Interest Rate"); provided, however, that no such accrued interest shall be due and payable prior to the Repayment Commencement Date. To the extent permitted by the Subordination Agreement, StorMedia will repay the Outstanding Secured Balance plus all interest accrued thereon as follows: (i) an amount equal to one third of the total of the Outstanding Secured Balance plus all interest accrued thereon shall be due and payable on the Repayment Commencement Date, and (ii) the remaining Outstanding Secured Balance plus all interest accrued thereon in twenty four (24) equal monthly installments of $134,231 with the first installment due and payable on the one (1) month anniversary of the Repayment Commencement Date and the remaining installments due and payable on each subsequent one (1) month anniversary of the Repayment Commencement Date (each a "Secured Installment Date") until the entire Outstanding Secured Balance has been repaid. Without limiting in any way the remedies provided in Section 3.4, in the event that an installment has not been received by Seagate within five (5) business days after the relevant Secured Installment Date, the full amount of such delinquent installment shall bear interest at the Secured Interest Rate from the missed Secured Installment Date until the date such payment is paid in full. The Outstanding Secured Balance and all accrued interest and any and all other sums payable to Seagate hereunder may be prepaid prior to the Repayment Commencement Date.

                              (iii) Optional Acceleration Upon Acquisition. Upon
                          the occurrence of a Corporate Event and at any time thereafter, Seagate may, at its option and in its sole discretion (but subject to the Subordination Agreement), by written notice to StorMedia, Foothill and the Agent, accelerate repayment of the Secured
                          Note in which case the Outstanding Secured Balance, and all interest accrued thereon, shall be due and payable immediately.

                     (b)  Collateral.

                              (i) Security Interest. This Agreement constitutes
                          a "security agreement" within the meaning of the UCC. In order to secure payment and performance of the Secured Obligations, StorMedia hereby grants, assigns, transfers, pledges, and sets over to Seagate a security interest in and Lien on all of StorMedia's right, title, estate, claim and interest in and to the Collateral.

                              (ii) Financing Statements. At the request of
                          Seagate, StorMedia will promptly join with Seagate in executing such financing statements, continuation statements, assignments, certificates and other documents with respect to the Collateral, pursuant to the applicable


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                          Uniform Commercial Code and otherwise, as Seagate may
                          request in order to enable Seagate to perfect and from time to time to renew the security interest granted, all in form satisfactory to Seagate, and StorMedia will pay the costs of filing the same in all public offices where Seagate deems such financing be necessary or desirable.

                              (iii) Impairment of Collateral. No impairment of,
                          injury to, or loss or destruction of any of the Collateral shall relieve StorMedia of any of the Secured Obligations, except as may be specifically provided otherwise herein.

                              (iv) Return of Collateral. Upon payment in full of
                          the Secured Loan and any other amounts due hereunder in connection therewith, Seagate shall release its security interest in, and return to StorMedia all Collateral hereunder.

                              (v) Further Assurances. StorMedia agrees that at
                          any time and from time to time, at its expense, StorMedia will promptly execute and deliver all further instruments and documents, and take all further action that Seagate may request, in order to perfect and protect the security interests granted or purported to be granted hereby and to enable Seagate to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

                              (vi) Seagate Appointed Attorney-in-Fact. StorMedia
                          hereby irrevocably appoints Seagate as StorMedia's attorney-in-fact, with full authority in the place and stead of StorMedia and in its name or otherwise, from time to time in Seagate's discretion and without notice to StorMedia, (but subject to the terms of the Subordination Agreement) to take any action and to execute any instrument which Seagate may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, after failure of StorMedia to do so upon reasonable request of Seagate, including without limitation, to receive, endorse and collect all instruments made payable to StorMedia representing any interest payment, principal payment or other payment in respect of the Collateral or any part thereof and to give full discharge for the same, when and to the extent permitted by this Agreement and the Subordination Agreement.

                              (vii) Seagate May Perform. Unless and until the
                          Secured Loan is paid in full, upon the occurrence and during the continuance of an Event of Default, and to the extent permitted by the Subordination Agreement, Seagate may, subject to the Subordination Agreement, exercise the power of attorney granted to it in
                          Section 3.3(b)(vi) to (but shall not be obligated and shall have no liability to any person for failure to) itself perform, or


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                          cause performance of, this Agreement, and the
                          reasonable expenses of Seagate incurred in connection therewith shall be payable by StorMedia.

                              (viii) StorMedia's Continuing Rights.
                          Notwithstanding the security interest in the Collateral granted to and created in favor of Seagate under this Agreement, StorMedia shall have the right until one or more defaults shall have occurred, to collect the Collateral in the ordinary course of StorMedia's business.

                              (ix) Possession of Collateral. In addition to the
                          payment of the indebtedness secured hereby, StorMedia agrees to pay to Seagate all reasonable expenses incurred by Seagate, after the occurrence of an Event of Default hereunder, in connection with the collection of the Collateral including reasonable attorneys' fees and costs.

                              (x) Application of Proceeds. The Proceeds of any
                          retaking, collection or sale of the Collateral after an Event of Default shall be applied as follows:
                          First, to the payment of all costs and expenses of any sale or collection incurred by Seagate, including, without limitation, reasonable attorneys' fees; second to the payment in full of the Secured Obligations; and third, any surplus then remaining to StorMedia, its successors or assigns, or to whomever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

                              (xi) Subordination. Seagate agrees to execute a
                          Subordination Agreement in substantially the form attached to this Agreement as Exhibit D (the "Subordination Agreement"). The Secured Obligations, the Convertible Obligations (pending conversion) and Seagate's security interest in the Collateral shall be subordinate in all respects to StorMedia's obligations, and the security interests in any and all property securing such obligations, under the "Foothill Loan Documents" and the "Bank Loan Documents", as defined in and pursuant to the terms of the Subordination Agreement.


                     3.4. Default and Remedies.

                          (a) Default.  The occurrence of any of the following
shall constitute an event of default (hereinafter referred to as an "Event of Default") hereunder:

                              (i) the failure to pay the Notes when due in
                          accordance with their terms;

                              (ii) any representation or warranty of StorMedia
                          in this Agreement is false as of the date such representation or warranty was given;


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

                              (iii) StorMedia fails to perform or observe in any
                          material respect any agreement or covenant under this Agreement;

                              (iv) StorMedia ceases operations, is dissolved,
                          terminates its existence, files for voluntary bankruptcy, or becomes insolvent or unable to meet its debts as they mature;

                              (v) There shall be commenced against StorMedia an
                          involuntary case or other proceeding seeking liquidation, reorganization or other relief with respct to it or its debts under any bankruptcy, insolvency or other similar law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days;

                              (vi) Any writ, attachment, citation, judgment,
                          lien or distress warrant shall be issued against or levied on the Collateral which materially and substantially diminishes the value of the Collateral.

                              (vii) Except to the extent, if any, permitted by
                          the terms hereof, the security agreement provision of this Agreement shall, for any reason, other than Seagate's failure to file a continuation statement as to any UCC-1 financing statement filed, cease to (i) create a valid and perfected security interest in the Collateral, or (ii) be valid and binding on StorMedia or StorMedia shall so state in any writing whether filed in a court or otherwise.

                              (viii) StorMedia is deemed to be in default under
                          any of the agreements executed in connection with the transactions described on Exhibits A-1 and A-2 attached to this Agreement and, as a result thereof, the obligations of StorMedia under such agreements shall have been accelerated.

                          (b) Remedies. Upon the occurrence of an Event of
Default, Seagate may, at any time, at its election, without further notice, and to the extent permitted by law:

                              (i) Declare the Secured Obligations and/or the
                          Convertible Obligations immediately due and payable and require the immediate payment of such amounts; and

                              (ii) With respect to the Secured Obligations,
                          subject to the terms of the Subordination Agreement, exercise all rights and remedies available to a secured creditor after default, including but not limited to the rights and remedies of secured creditors under the California Uniform Commercial Code.


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

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF STORMEDIA

           StorMedia hereby represents and warrants to Seagate that, except as set forth in the schedules ("Disclosure Schedules") delivered contemporaneously with this Agreement (which Disclosure Schedules shall be deemed to constitute part of these representations and warranties) or as disclosed in StorMedia's Annual Report on Form 10-K on the year ended December 31, 1997, Quarterly Report on Form 10-Q on the quarter ended March 27, 1998 and definitive proxy materials for the annual meeting of stockholders to be held May 21, 1998, as filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the statements in the following paragraphs of this Section 4 are all true and correct:

                     4.1. Organization, Good Standing and Qualification. StorMedia is a corporation duly organized, validly existing and in good standing under, and by virtue of, the laws of the State of Delaware and has all requisite corporate power and authority to own its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted. StorMedia is qualified to do business as a foreign corporation in each jurisdiction where failure to be so qualified would have a material adverse effect on its financial condition, business, prospects or operations.

                     4.2. Capitalization. As of April 20, 1998, the authorized capital stock of StorMedia consisted of the following:

                     (a) Common Stock. A total of 50,000,000 authorized shares of Common Stock ($0.013 par value), of which 16,019,322 shares are issued and outstanding, and a total of 5,000,000 authorized shares of Class B Common Stock, ($0.013 par value), of which 4,362,001 shares are issued and outstanding.

                     (b) Preferred Stock. A total of 1,000,000 authorized shares of Preferred Stock ($0.01 par value), none of which shares are issued and outstanding, but 500,000 of which will be designated Series A Preferred Stock, certain of which StorMedia intends to issue simultaneously with the Closing hereunder.

                     (c) Options, Warrants, Reserved Shares. Prior to Closing, StorMedia will have reserved shares of its Common Stock for possible issuance upon the conversion of the Convertible Note to be issued hereunder (the "Conversion Shares"), 4,362,001 shares of Class A Common Stock issuable on conversion of the outstanding Class B Common Stock, shares of Series A Preferred Stock (the "Preferred"), and shares of its Class A Common Stock issuable upon conversion thereof and upon exercise of certain Warrants (the "Financing Warrants") being issued in connection with the Preferred (the "Financing Warrant Shares") and shares of its

                          Common Stock for possible issuance upon the exercise of warrants (the "Warrants") to be issued in connection with the transactions described on Exhibits A-1 and A-2 attached to this Agreement (the "Warrant Shares"). Except for (i) the conversion features of the Convertible Note to be issued hereunder and the Preferred (ii) the Financing Warrants and the Warrants, (iii) the Class B Common Stock which is convertible into an equal number of shares of Class A Common Stock and (iv) the shares of Common Stock reserved for issuance under StorMedia's various employee stock option plans and employee stock purchase plans and outstanding options issued thereunder as set forth as of April 20, 1998 on Exhibit C attached hereto , there are no options, warrants, conversion privileges or other rights, or agreements with respect to the issuance thereof, presently outstanding to purchase any of the capital stock of StorMedia. Apart from the exceptions noted in this Section 4.2, no shares (including the Conversion Shares, the Preferred, the Financing Warrant Shares and the Warrant Shares) of StorMedia's outstanding capital stock, or stock issuable upon exercise or exchange of any outstanding options or other stock issuable by StorMedia, are subject to any rights of first refusal or other rights to purchase such stock (whether in favor of StorMedia or any other person), pursuant to any agreement or commitment of StorMedia.

                     4.3. Subsidiaries. StorMedia does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity, except as set forth on Section 4.3 of the Disclosure Schedules

                     4.4. Due Authorization; Consents. The Board of Directors of StorMedia has approved (a) the authorization, execution and delivery of, and the performance of all obligations of StorMedia under this Agreement, (b) the authorization, execution and delivery of the Notes and (c) the authorization, issuance, reservation for issuance and delivery of all of the equity securities issuable upon conversion of the Outstanding Convertible Balance. All corporate action on the part of StorMedia, its officers, directors and shareholders necessary for (a) the authorization, execution and delivery of, and the performance of all obligations of StorMedia under this Agreement, (b) the authorization, execution and delivery of the Notes and (c) the authorization, issuance, reservation for issuance and delivery of all of the equity securities issuable upon conversion of the Outstanding Convertible Balance has been taken or will be taken prior to Closing. This Agreement and the Notes each constitute a valid and binding obligation of StorMedia enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors' rights generally and to general equitable principles.

                     4.5. Valid Issuance of Stock. The Conversion Shares have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Certificate, will be duly and validly issued, fully paid and non assessable. The outstanding shares of the capital stock of StorMedia are duly and validly issued, fully paid and non assessable, and such shares of such capital stock, and all outstanding options and other securities of StorMedia have been issued in full compliance with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Act"), and the registration and qualification requirements of all applicable state securities laws, or in compliance with applicable exemptions therefrom, and all other provisions of applicable federal and state securities laws, including, without limitation, anti-fraud provisions.

                     4.6. Liabilities. Except as disclosed on Section 4.6 of the Disclosure Schedules, StorMedia has no material (as defined in Section 4.9) indebtedness for borrowed money that StorMedia has directly or indirectly created, incurred, assumed, or guaranteed, or with respect to which StorMedia has otherwise become directly or indirectly liable.

                     4.7. Title to Properties and Assets. Except with respect to Liens created by the transactions described on Exhibits A-1 and A-2 attached to this Agreement, StorMedia has good and marketable title to its properties and assets (including, without limitation, all of the Collateral) held in each case subject to no Lien of any kind except for Liens for taxes that are not yet due and payable or, in the case of leased real property, easements and other rights or restrictions of record that do not materially impair the use or value of such property to StorMedia. With respect to the property and assets it leases, StorMedia is in compliance with such leases and, to the best of StorMedia's knowledge, StorMedia holds valid leasehold interests in such assets free of any liens, encumbrances, security interests or claims of any party other than the lessors of such property and assets.

                     4.8. Status of Proprietary Assets.

                          (a) Ownership. Except with respect to Liens created by
the transactions described on Exhibits A-1 and A-2 attached to this Agreement, StorMedia has full title and ownership of, or has license to, all Proprietary Assets necessary to enable it to carry on its business as now conducted and as presently proposed to be conducted without any conflict with or infringement of the rights of others. To the best of StorMedia's knowledge, no third party has any ownership right, title, interest, claim in or Lien on any of StorMedia's Proprietary Assets and StorMedia has taken, and in the future StorMedia will use its best efforts to take, all steps reasonably necessary to preserve its legal rights in, and the secrecy of, all its Proprietary Assets, except those for which disclosure is required for legitimate business or legal reasons.

                          (b) Licenses; Other Agreements. Except with respect to
Liens created by the transactions described on Exhibits A-1 and A-2 attached to this Agreement, StorMedia has not granted, and, to the best of StorMedia's knowledge, there are not outstanding, any options, licenses or agreements of any kind relating to any Proprietary Asset of StorMedia, nor is StorMedia bound by or a party to any option, license or agreement of any kind with respect to any of its Proprietary Assets. StorMedia is not obligated to pay any royalties or other payments to third parties with respect to the marketing, sale, distribution, manufacture, license or use of any Proprietary Asset or any other property or rights.

                          (c) No Infringement. To the best of StorMedia's
knowledge, StorMedia has not violated or infringed, and is not currently violating or infringing, and

StorMedia has not received any communications alleging that StorMedia (or any of its employees or consultants) has violated or infringed or, by conducting its business as proposed, would violate or infringe, any Proprietary Asset of any other person or entity.

                          (d) No Breach by Employee. StorMedia is not aware that
any employee or consultant of StorMedia is obligated under any agreement (including licenses, covenants or commitments of any nature) or subject to any judgment, decree or order of any court or administrative agency, or any other restriction that would interfere with the use of his or her best efforts to carry out his or her duties for StorMedia or to promote the interests of StorMedia or that would conflict with StorMedia's business as proposed to be conducted. The carrying on of StorMedia's business by the employees and contractors of StorMedia and the conduct of StorMedia's business as presently proposed, will not, to the best of StorMedia's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees or contractors or StorMedia is now obligated. StorMedia does not believe it is or will be necessary to utilize any inventions of any employees of or consultants to StorMedia (or persons StorMedia currently intends to hire) made prior to their employment by StorMedia. To the best of StorMedia's knowledge, at no time during the conception of or reduction of any of StorMedia's Proprietary Assets to practice was any developer, inventor or other contributor to such patents operating under any grants from any governmental entity or agency or private source, performing research sponsored by any governmental entity or agency or private source or subject to any employment agreement or invention assignment or nondisclosure agreement or other obligation with any third party that could adversely affect StorMedia's rights in such Proprietary Assets.

                     4.9. Material Contracts and Obligations. All agreements, contracts, leases, licenses, instruments, commitments (oral or written), indebtedness, liabilities and other obligations to which StorMedia is a party or by which it is bound that are (a) material to the conduct and operations of its business and properties; (b) involve any of the officers, consultants, directors, employees or shareholders of StorMedia; or (c) obligate StorMedia to share, license or develop any product or technology are listed in Section 4.9 of the Disclosure Schedules attached hereto and have been made available for inspection by Seagate and its counsel. For purposes of this Section 4.9 and
Section 4.6, "material" shall mean any agreement, contract, indebtedness, liability or other obligation having an aggregate value, cost or amount in excess of $5,000,000.

                     4.10. Litigation. There is no action, suit, proceeding, claim, arbitration or investigation ("Action") pending (or, to the best of StorMedia's knowledge, currently threatened) against StorMedia, its activities, properties or assets or, to the best of StorMedia's knowledge, against any officer, director or employee of StorMedia in connection with such officer's, director's or employee's relationship with, or actions taken on behalf of StorMedia. To the best of StorMedia's knowledge, there is no factual or legal basis for any such Action that might result, individually or in the aggregate, in any material adverse change in the business, properties, assets, financial condition, affairs or prospects of StorMedia. By way of example but not by way of limitation, there are no Actions pending or, to the best of StorMedia's knowledge, threatened (or any basis therefor known to StorMedia) relating to the prior employment of any of

StorMedia's employees or consultants, their use in connection with StorMedia's business of any information, technology or techniques allegedly proprietary to any of their former employers, clients or other parties, or their obligations under any agreements with prior employers, clients or other parties. StorMedia is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality and there is no Action by StorMedia currently pending or which StorMedia intends to initiate.

                     4.11. Consents. All consents, approvals, orders, authorizations or registrations, qualifications, designations, declarations or filings ("Consents") with any U.S., federal or state governmental authority, or any third party, on the part of StorMedia required in connection with the execution, delivery and performance of this Agreement and the Notes and the consummation of the transactions contemplated hereby and thereby shall have been obtained prior to and be effective as of the Closing Date, except Consents from third parties that may be required under agreements to which StorMedia is a party but which are not listed on Section 4.9 of the Disclosure Schedules.

                     4.12. Compliance with Other Instruments. Except as would not, either individually or in the aggregate, have a material adverse effect on the business or operations of StorMedia, StorMedia is not in, nor will the conduct of its business as proposed to be conducted result in, any violation, breach or default of any term of StorMedia's Amended and Restated Certificate of Incorporation (the "Restated Certificate") or StorMedia's bylaws (the "Bylaws") or in any material respect of any term or provision of any mortgage, indenture, contract, agreement or instrument to which StorMedia is a party or by which it may be bound, or of any provision of any foreign or domestic state or federal judgment, decree, order, statute, rule or regulation applicable to or binding upon StorMedia. The execution, delivery and performance of and compliance with this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or default, or be in conflict with or constitute, with or without the passage of time or the giving of notice or both, either a default under the Restated Certificate or Bylaws, or any agreement or contract of StorMedia, or, to the best of StorMedia's knowledge, a violation of any statutes, laws, regulations or orders, or an event which results in the creation of any lien, charge or encumbrance upon any asset of StorMedia except as would not, either individually or in the aggregate, have a material adverse effect on the business or operations of StorMedia.

                     4.13. Disclosure. No representation or warranty by StorMedia in this Agreement or in any statement or certificate signed by any officer of StorMedia furnished or to be furnished to the Purchaser pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they are made, not misleading.

                     4.14. Other Security Interests. StorMedia has not heretofore assigned or granted a security interest in any of the Collateral, has not otherwise suffered or permitted to exist any Lien on the Collateral, and will not hereafter assign or grant a security interest in or suffer or permit any Lien on all or any portion of the Collateral other than in favor of Seagate, in all cases except as disclosed on Section 4.14 of the Disclosure Schedules attached hereto.

                     4.15. Registration Rights. Except as provided in this Agreement, in connection with the transactions described in Exhibits A-1 and A-2 attached to this Agreement and in connection with the concurrent investment by Prudential Private Equity Investors III, L.P., StorMedia has not granted or agreed to grant any person or entity any rights (including piggyback registration rights) to have any securities of StorMedia registered with the United States Securities and Exchange Commission ("SEC") or any other governmental authority.

                     4.16. Insurance. StorMedia has obtained, or will obtain (within 15 days of the Closing Date) and will maintain, fire and casualty insurance policies with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

                     4.17. Financial Statements. Section 4.17 of the Disclosure Schedules sets forth an audited balance sheet of StorMedia dated December 31, 1997, an audited income statement and statement of changes in cash flows of StorMedia for its fiscal year ended December 31, 1997; and an unaudited balance sheet of StorMedia dated March 31, 1998 (the "Balance Sheet Date") and an unaudited income statement of StorMedia for the period ended March 31, 1998 (all such financial statements being collectively referred to herein as the "Financial Statements"). Such Financial Statements (a) are in accordance with the books and records of StorMedia, (b) are true, correct and complete and present fairly the financial condition of StorMedia at the date or dates therein indicated and the results of operations for the period or periods therein specified, and (c) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as to the unaudited financial statements, for the omission of notes thereto and normal year-end audit adjustments. Specifically, but not by way of limitation, the respective balance sheets of the Financial Statements disclose all of StorMedia's material debts, liabilities and obligations of any nature, whether due or to become due, as of their respective dates (including, without limitation, absolute liabilities, accrued liabilities, and contingent liabilities) to the extent such debts, liabilities and obligations are required to be disclosed in accordance with generally accepted accounting principles. StorMedia has good and marketable title to all assets set forth on the balance sheets of the Financial Statements, except for such assets as have been spent, sold or transferred in the ordinary course of business since their respective dates or such assets classified on the balance sheet of March 31, 1998 as "held for sale" which are subsequently sold ("Assets Held for Sale")and except as contemplated by the transactions described on Exhibits A-1 and A-2 attached hereto.

                     4.18. Certain Actions. Since the Balance Sheet Date, StorMedia has not, except as contemplated by the transactions described on Exhibits A-1 and A-2 attached hereto: (a) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock; (b) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $500,000 or in excess of $1,000,000 in the aggregate; (c) made any loans or advances to any person, other than ordinary advances for travel expenses; (d) sold, exchanged or otherwise disposed of any material assets or rights other than the sale of inventory in the ordinary course of its business or sale of Assets Held for Sale; or (e) entered into any transactions with any of its officers, directors or employees or any entity controlled by any of such individuals.

                     4.19. Activities Since Balance Sheet Date. Since the Balance Sheet Date, there has not been:

                     (a) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of StorMedia (as presently conducted and as presently proposed to be conducted);

                     (b) any waiver by StorMedia of a valuable right or of a material debt owed to it;

                     (c) except as contemplated by Section 4.6, any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by StorMedia, except such a satisfaction, discharge or payment made in the ordinary course of business that is not material to the assets, properties, financial condition, operating results or business of StorMedia;

                     (d) except with respect to sales of certain assets used in connection with the operations of Akashic Memories Corporation, any material change or amendment to a material contract or arrangement by which StorMedia or any of its assets or properties is bound or subject, except for changes or amendments which are expressly provided for or disclosed in this Agreement;

                     (e) any material change in any compensation arrangement or agreement with any present or prospective employee, contractor or director not approved by StorMedia's Board of Directors; or

                     (f) to StorMedia's knowledge, any other event or condition of any character which would materially and adversely affect the assets, properties, financial condition, operating results or business of StorMedia.

                     4.20. Tax Matters. The provisions for taxes in the Financial Statements are sufficient for the payment of all accrued and unpaid federal, state, county and local taxes of StorMedia, whether or not assessed or disputed as of the date of each such balance sheet. There have been no examinations or audits of any tax returns or reports by any applicable federal, state or local governmental agency. StorMedia has duly filed all federal, state, county and local tax returns required to have been filed by it and paid all taxes shown to be due on such returns. There are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

                     4.21. Environmental Matters.

                     (a) Except with respect to properties and facilities owned or leased by Akashic Memories Corp and its subsidiaries, during the period that StorMedia has owned or leased its properties and facilities, (a) there have been no material disposals, releases or threatened releases of Hazardous Materials (as defined below) on, from or under such properties or facilities except for such disposals, releases or threatened releases as have not violated any applicable law, (b) neither StorMedia nor, to StorMedia's knowledge, any third party, has used, generated, manufactured or stored on, under or about such properties or facilities or transported to or from such properties or facilities any Hazardous Materials except for such use, generation, manufacture or storage as has not violated any applicable law. StorMedia has no knowledge of any presence, disposals, releases or threatened releases of Hazardous Materials on, from or under any of such properties or facilities, which may have occurred prior to StorMedia having taken possession of any of such properties or facilities.

                     (b) With respect to properties and facilities owned or leased by Akashic Memories Corp and its subsidiaries, to the best knowledge of StorMedia (a) there have been no material disposals, releases or threatened releases of Hazardous Materials (as defined below) on, from or under such properties or facilities except for such disposals, releases or threatened releases as have not violated any applicable law, (b) neither StorMedia nor, to StorMedia's knowledge, any third party, has used, generated, manufactured or stored on, under or about such properties or facilities or transported to or from such properties or facilities any Hazardous Materials except for such use, generation, manufacture or storage as has not violated any applicable law. StorMedia has no knowledge of any presence, disposals, releases or threatened releases of Hazardous Materials on, from or under any of such properties or facilities, which may have occurred prior to StorMedia having taken possession of any of such properties or facilities.

                     (c) For purposes of this Agreement, the terms "disposal", "release", and "threatened release" shall have the definitions assigned thereto by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., as amended ("CERCLA"). For the purposes of this Section, "Hazardous Materials" shall mean any hazardous or toxic substance, material or waste which is regulated under, or defined as a "hazardous substance", "pollutant", "contaminant", "toxic chemical", "hazardous material", "toxic substance", or "hazardous chemical" under (1) CERCLA; (2) the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Section 11001 et seq.; (3) the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq.; (4) the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; (5) the Occupational Safety and Health Act of 1970, 29 U.S.C. Section 651 et seq.; (6) regulations promulgated under any of the above statutes; or (7) any applicable state or local statute, ordinance, rule, or regulation that has a scope or purpose similar to those statutes identified above.

                     4.22. Interested Party Transactions. To the best knowledge of StorMedia, no officer or director of StorMedia or any "affiliate" or "associate" (as those terms are defined in Rule 405 promulgated under the 1933
Act) of any such person has had, either directly or indirectly, a material interest in: (a) any person or entity which purchases from or sells, licenses or furnishes to StorMedia any goods, property, technology, intellectual or other property rights or services; or (b) any contract or agreement to which StorMedia is a party or by which it may be bound or affected.

                     4.23. Solvency. The sum of StorMedia's assets valued on a fair market basis exceeds the sum of StorMedia's liabilities.


                                    ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF SEAGATE

                     5.1. Investigation; Economic Risk. Seagate acknowledges that it has had an opportunity to discuss the business, affairs and current prospects of StorMedia with its officers. Seagate further acknowledges having had access to information about StorMedia that it has requested. Seagate acknowledges that it is able to fend for itself in the transactions contemplated by this Agreement and has the ability to bear the economic risks of its investment pursuant to this Agreement.

                     5.2. Purchase for Own Account. The Notes and the securities issuable upon conversion of the Convertible Note will be acquired for Seagate's own account, not as a nominee or agent, and not with a view to or in connection with the sale or distribution of any part thereof.

                     5.3. Exempt from Registration; Restricted Securities. Seagate understands that the issuance of the Notes will not be registered under the Act on the ground that the issuance provided for in this Agreement is exempt from registration under of the Act, and that the reliance of StorMedia on such exemption is predicated in part on Seagate's representations set forth in this Agreement. Seagate understands that the Notes and the securities issuable upon exercise or conversion of the Convertible Note are restricted securities within the meaning of Rule 144 under the Act, and must be held indefinitely unless they are subsequently registered or an exemption from such registration is available.

                     5.4. Organization, Good Standing and Qualification. Seagate is a corporation duly organized, validly existing and in good standing under, and by virtue of, the laws of the State of Delaware and has all requisite corporate power and authority to own its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted. Seagate is qualified to do business as a foreign corporation in each jurisdiction where failure to be so qualified would have a material adverse effect on its financial condition, business, prospects or operations.

                     5.5. Due Authorization. All corporate action on the part of Seagate, its officers, directors and shareholders necessary for the authorization, execution and delivery of, and the performance of all obligations of Seagate under this Agreement has been taken or will be taken prior to Closing. This Agreement constitutes a valid and binding obligation of Seagate enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors' rights generally and to general equitable principles.

                     5.6. Compliance with Other Instruments. The execution, delivery and performance of and compliance with this Agreement and the consummation of the transactions contemplated hereby will not result in any violation or default, or be in conflict with or constitute, with or without the passage of time or the giving of notice or both, either a default under Seagate's certificate of incorporation, as amended, or bylaws, as amended or any agreement or contract of Seagate, or, to the best of Seagate's knowledge, a violation of any statutes, laws, regulations or orders.

                     5.7. Transfer Notes and Conversion Shares.

                     (a) The Notes and the Conversion Shares may be transferred pursuant to (i) public offerings registered under the Securities Act of 1933, as amended (the "Securities Act"), (ii) Rule 144 promulgated pursuant to the Securities Act (or any similar rule then in force) or (iii) subject to conditions set forth in Section 5.7(b), any other legally available means of transfer.

                     (b) In connection with any transfer of the Notes or any of the Conversion Shares, (other than a transfer described in Section 5.7(a)(i) or (ii)), the holder of such securities shall deliver written notice to StorMedia describing in reasonable detail the proposed transfer, together with an opinion of counsel (which, to StorMedia's reasonable satisfaction, is knowledgeable in securities law matters) to the effect that such transfer may be effected without registration of such securities under the Securities Act. The holder of the securities being transferred shall not consummate the transfer until (i) the prospective transferee has confirmed to StorMedia in writing its agreement to be bound by the provisions of this Section 5.7 or (ii) such holder shall have delivered to StorMedia an opinion of such counsel that no subsequent transfer of such Notes or Conversion Shares shall require registration under the Securities Act. Promptly upon receipt of any opinion described in clause (ii) of the preceding sentence, StorMedia shall prepare and deliver in connection with the consummation of the proposed transfer, new certificates for Notes or the Conversion Shares being transferred that do not bear the legend set forth in
Section 5.7(c).

                     (c) Except as provided in Section 5.7(b), each certificate for the Notes and the Conversion Shares shall be imprinted with a legend substantially in the following form:

                     THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON MAY ___, 1998 AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SET FORTH IN THE TERMINATION OF SUPPLY AGREEMENT AND LOAN AND SECURITY AGREEMENT DATED AS OF MAY ___, 1998 AMONG THE ISSUER (THE "COMPANY") AND SEAGATE TECHNOLOGY, INC., AND THE COMPANY RESERVES THE RIGHT TO REFUSE ANY TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH

                     RESPECT TO SUCH TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED WITHOUT CHARGE TO THE HOLDER HEREON UPON WRITTEN REQUEST TO THE COMPANY.

                     THIS INSTRUMENT IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT IN FAVOR OF FOOTHILL CAPITAL CORPORATION, AS AGENT FOR CERTAIN LENDERS, AND CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK AGENCY, AS AGENT FOR CERTAIN LENDERS, AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, WHICH SUBORDINATION AGREEMENT CONTAINS CERTAIN SUBORDINATION PROVISIONS AND IS INCORPORATED HEREIN BY REFERENCE. NOTWITHSTANDING ANY CONTRARY STATEMENT CONTAINED IN THIS INSTRUMENT, NO PAYMENT ON ACCOUNT OF THE PRINCIPAL, PREMIUM, IF ANY, OR INTEREST HEREOF, OR ANY PROCEEDS OF COLLATERAL SECURING THE INDEBTEDNESS EVIDENCED HEREBY, SHALL BECOME DUE OR BE PAID EXCEPT IN ACCORDANCE WITH THE TERMS OF SUCH SUBORDINATION AGREEMENT.


                     5.8. No Offset. Seagate agrees that it will not have any right of offset or recoupment and will not apply any amounts due and owing it by StorMedia under the Notes against any amounts due and owing StorMedia by it.




                                   ARTICLE VI
                             COVENANTS OF STORMEDIA

                     6.1. Affirmative Covenants. From and after the date hereof, StorMedia agrees and covenants to Seagate that it will:

                            (a) No Further Liens. Except with respect to Liens
created by the transactions contemplated by Exhibits A-1 and A-2 attached to this Agreement, maintain good title to, or the right to use, the Collateral, as the case may be, free and clear of any Liens or restrictions on the transfer thereof except for Liens created pursuant to this Agreement or approved by Seagate in writing and the Liens disclosed on Section 4.14 of the Disclosure Schedules attached hereto. In any case, the Liens granted to Seagate hereby shall have priority over any other Liens or restrictions as to the Collateral, except as disclosed on Section 4.14 of the Disclosure Schedules attached hereto. The Borrower will defend such title against the claims and demands of all persons and will not grant, create or permit to attach or exist any mortgage, pledge, lien, levy, charge or other encumbrance on, of or against any of the Collateral, except as disclosed on Section 4.14 of the Disclosure Schedules attached hereto.

                            (b) Place of Business. Maintain and keep its
principal place of business and its chief executive office at 390 Reed Street, Santa Clara, California 95050 and at no other location without prior written notice to Seagate. StorMedia shall maintain and keep its records concerning the Collateral at such address and at no other location without prior written notice to Seagate.

                            (c) Inspection Rights. Give Seagate and any person
Seagate may designate the right to review all books and records, reports, accounts and other financial documents of StorMedia pertaining to the Collateral and to copy the same and to make excerpts therefrom, all at such reasonable times and as often as Seagate (or Seagate's designee) may reasonably request, upon prior written notice to StorMedia, so long as such review and copying does not unreasonably interfere with the business of StorMedia and Seagate agrees to keep confidential, and not disclose, except as may be required by law or court order, all information obtained during such review of a confidential or proprietary nature (and not otherwise known to Seagate through other sources or publicly known).

                            (d) Information Rights. Deliver to each holder of
the Notes or any securities issued (directly or indirectly) upon exercise or conversion of the Convertible Loan copies of StorMedia's 10-K's, 10-Q's, 8-K's and Annual Reports to Shareholders promptly after such documents are filed with the SEC.

                            (e) Notices. As soon as possible after the
occurrence or commencement of any of the following, deliver to Seagate written notice that such event has occurred or commenced:

                                (i) The occurrence of any Event of Default or
any event which, with the giving of notice or lapse of time or both, would constitute an Event of Default.

                                (ii) The commencement or filing of (A) any
action, suit or proceeding involving StorMedia before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, involving amounts in excess of $500,000 not fully covered by insurance or which could materially and adversely affect the business, operations or financial conditions of StorMedia or (B) any claim or dispute involving amounts in excess of $500,000 between StorMedia and any Person.

                                (iii) The occurrence of any condition or event
which has resulted or is reasonably expected to result in (A) a material adverse change in the business, operations or financial condition of StorMedia; (B) a breach of or non-compliance with any term, condition or covenant contained in this Agreement, the Registration Rights Agreement or the Termination and Mutual Release; (C) any labor controversy resulting in or threatening to result in a strike or disturbance which could materially and adversely affect the business, operations or financial condition of StorMedia; (D) any payment in excess of $100,000 under any insurance policy of StorMedia other than the ongoing payments of legal fees and expenses incurred in connection with the existing securities class action litigation; or (E) any written offer to purchase all, or substantially all, of StorMedia's assets other than Assets Held for Sale.

                     Each notice pursuant to this Section 6.1(e) shall be accompanied by a statement of StorMedia setting forth details of the occurrence referred to therein and stating what action Borrower proposes to take with respect thereto.

                            (f) Payment of Taxes. File all tax returns (federal,
state and local), if any, required to be filed (or make provision, in accordance with applicable law), to pay and discharge all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of StorMedia, except to the extent such taxes, assessments or governmental charges or levies are being contested in good faith.

                            (g) Obligation of StorMedia to Indemnify Seagate.
Subject in all respects to the terms of the Subordination Agreement, together with its successors and assigns, indemnify, defend, protect, reimburse and hold harmless Seagate, its directors, officers, employees, successors, assigns, agents, contractors, subcontractors, experts, licensees, invitees, from and against any and all liabilities, losses, claims, demands, damages, administrative orders, consent agreements, costs, penalties, fines, actions, causes of action, injuries, judgments, attorneys' fees, consultants' fees, experts' fees, and expenses of any kind whatsoever, incurred or suffered by Seagate by reason of, resulting from or arising out of a breach of any representation, warranty or covenant of StorMedia contained in this Agreement.

                     6.2. Negative Covenants. From and after the date hereof, StorMedia agrees and covenants to Seagate that, without the prior written consent of Seagate, it will not:

                          (a) Indebtedness. Create, incur, assume or permit to
exist any indebtedness (including any indebtedness under any existing line of credit) for borrowed funds or guarantee or assume the payment or performance of any debts, liabilities or obligations other than (a) indebtedness represented by the Notes and other Secured Obligations and Convertible Obligations under this Agreement, and the transactions contemplated by Exhibit A-1 and A-2; (b) accounts payable arising in the ordinary course of StorMedia's business; (c) purchase money indebtedness; (d) equipment leases; and (e) indebtedness which by its terms is subordinated to the Loans.

                          (b) Dividends, Redemptions and other Payments. Declare
or pay, or set apart any funds for the payment of, any dividends (other than dividends payable solely in Common Stock, Preferred Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, solely additional shares of Common Stock of StorMedia) on any shares of capital stock (including, but not limited to, preferred stock) of StorMedia, or apply any of its funds, properties, or assets to or set apart any funds, properties or assets for, the purchase, redemption or other retirement of, or make any other distribution

(whether by reduction of capital or otherwise) in respect of, any shares of capital stock, including, but not limited to, preferred stock, of StorMedia.

                          (c) Sale of Collateral. Sell the Collateral, except
that this Section 6.2(c) shall not apply in any way to a sale of the Collateral consented to in writing by the Institutional Lenders.


                                   ARTICLE VII
                                     CLOSING

           The closing of the transactions contemplated by this agreement will take place at the offices of Gibson, Dunn & Crutcher LLP, One Montgomery St., Telesis Tower, San Francisco, California at 1:00 p.m, California time, on May 27, 1998, or at such other time and place as Seagate and StorMedia mutually agree upon, orally or in writing (which time and place are referred to in this Agreement as the "Closing", and such date as the "Closing Date"). At the Closing, (a) StorMedia will deliver to Seagate the Notes against delivery by Seagate of the Secured Loan Amount and the Convertible Loan Amount, paid by wire transfer of funds to StorMedia, and (b) StorMedia and Seagate will execute and deliver the Termination and Mutual Release.


                                  ARTICLE VIII
               CONDITIONS TO SEAGATE'S OBLIGATIONS AT THE CLOSING

           The obligation of Seagate to make the Loans at the Closing is subject to the fulfillment, to the satisfaction of Seagate on or prior to the Closing, of the following conditions:

                     8.1. Representations and Warranties Correct. The representations and warranties made by StorMedia in Section 4 hereof shall be true and correct when made.

                     8.2. Performance of Obligations. StorMedia shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the transactions described herein.

                     8.3. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to Seagate, and Seagate shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

                     8.4. Compliance Certificate. At the Closing, StorMedia shall deliver to Seagate a certificate, dated the date of Closing, signed by StorMedia's President certifying that the conditions specified in Sections 8.1,
8.2 and 8.14 have been fulfilled.

                     8.5. Securities Laws. The issuance of the Notes pursuant to this Agreement shall be exempt from the registration requirements of the Act and the registration and/or qualification requirements of all applicable state securities laws.

                     8.6. Registration Rights Agreement. StorMedia will have executed and delivered the Registration Rights Agreement substantially in the form attached to this Agreement as Exhibit E.

                     8.7. Termination and Mutual Release. StorMedia will have executed and delivered the Termination and Mutual Release substantially in the form attached to this Agreement as Exhibit B.

                     8.8. Delivery of Notes. StorMedia will have executed and delivered the Notes substantially in the form attached to this Agreement as Exhibits C1 and C2.

                     8.9. Financing Statement. StorMedia will have executed and delivered such UCC-1 financing statements as Seagate shall require, in form and substance satisfactory to Seagate.

                     8.10. No Defaults. There shall not have occurred an Event of Default, or an event or condition which, with the giving of notice or the passage of time, or both, would constitute an Event of Default.

                     8.11. Opinion of StorMedia's Counsel. Seagate shall have received from counsel to StorMedia an opinion addressed to Seagate, dated the date of Closing, in substantially the form attached hereto as Exhibit F.

                     8.12. Other Transactions. The transactions described in Exhibits A-1 and A-2 attached hereto shall have been consummated, or shall be consummated simultaneously herewith, on substantially the same terms as described therein.

                     8.13. Certificate of Transfer Agent: StorMedia shall deliver to Seagate a certificate from its transfer agent certifying as of a date proximate to the Closing as to the number of shares of Class A Common Stock outstanding.

                     8.14. No material adverse change. There shall not have occurred any material adverse change in the business, assets or financial condition of StorMedia.


                                   ARTICLE IX
              CONDITIONS TO STORMEDIA'S OBLIGATIONS AT THE CLOSING

           The obligations of StorMedia under this Agreement are subject to the fulfillment at or before the Closing of the following conditions:

                     9.1. Representations and Warranties Correct. The representations and warranties made by Seagate in Section 7 hereof shall be true and correct when made.

                     9.2. Performance of Obligations. Seagate shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the transactions described herein.

                     9.3. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to StorMedia, and StorMedia shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

                     9.4. Compliance Certificate. At the Closing, Seagate shall deliver to StorMedia a certificate, dated the date of Closing, signed by Seagate's President certifying that the conditions specified in Paragraphs 8.1, and 8.2 have been fulfilled.

                     9.5. Issuance of Loans. Seagate shall have funded the Loans in accordance with the provisions of Section 3.

                     9.6. Securities Exemptions. The issuance of the Notes to Seagate pursuant to this Agreement shall be exempt from the registration requirements of the Act, and the registration and/or qualification requirements of all applicable state securities laws.

                     9.7. Registration Rights Agreement. Seagate will have executed and delivered the Registration Rights Agreement substantially in the form attached to this Agreement as Exhibit E.

                     9.8. Termination and Mutual Release. Seagate will have executed and delivered the Termination and Mutual Release substantially in the form attached to this Agreement as Exhibit B.

                     9.9. Other Transactions. The transactions described in Exhibits A-1 and A-2 attached hereto shall have been consummated, or shall be consummated simultaneously herewith, on substantially the same terms as described therein.




                                    ARTICLE X
                                  MISCELLANEOUS

                     10.1. Governing Law. This Agreement shall be governed in all respects by and construed in accordance with the laws of the State of California without regard to provisions regarding choice of laws.

                     10.2. Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any party hereto and the closing of the transactions contemplated hereby.

                     10.3. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto whose rights or obligations hereunder are affected by such amendments. Neither party shall assign this Agreement or any rights hereunder without the prior written consent of the other party, except that either may assign the Agreement to a wholly-owned subsidiary without the other's consent if the original party remains liable for such assignee's performance hereunder.

                     10.4. Entire Agreement. This Agreement, the Notes and the Exhibits and Schedules hereto and thereto (all of which are hereby expressly incorporated herein by this reference) constitute the entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

                     10.5. Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when received when sent by facsimile at the address and number set forth below; (c) three business days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party as set forth below; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

         To Seagate:                               To StorMedia:

         Seagate Technology, Inc.                  StorMedia Incorporated
         920 Disc Drive                            390 Reed Street
         Scotts Valley, California 95066-4544      Santa Clara, California 95050
         Facsimile:  (408) 438-6675                Facsimile:  (408) 727-4928
         Attn:  Thomas F. Mulvaney

                     Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 11.5 by giving the other party written notice of the new address in the manner set forth above.

                     10.6. Amendments. Any term of this Agreement may be amended only with the written consent of StorMedia and Seagate.

                     10.7. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to StorMedia or to Seagate, upon any breach or default of any party hereto under this Agreement, shall impair any such right, power or remedy of StorMedia, or Seagate nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach of default thereafter occurring; nor shall any waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of StorMedia or Seagate of any breach of default under this Agreement or any waiver on the part of StorMedia or Seagate of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to StorMedia or Seagate shall be cumulative and not alternative.

                     10.8. Legal Fees. In the event of any action at law, suit in equity or arbitration proceeding in relation to this Agreement or any shares or other securities of StorMedia issued or to be issued, the prevailing party shall be paid by the other party a reasonable sum for attorney's fees and expenses for such prevailing party.

                     10.9. Finder's Fees. Each party (a) represents and warrants to the other party hereto that it has retained no finder or broker in connection with the transactions contemplated by this Agreement, and (b) hereby agrees to indemnify and to hold harmless the other party hereto from and against any liability for any commission or compensation in the nature of a finder's fee of any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the indemnifying party or any of its employees or representatives are responsible.

                     10.10. Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                     10.11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                     10.12. Severability. Should any provision of this Agreement be determined to be illegal or unenforceable, such determination shall not affect the remaining provisions of this Agreement.

                     10.13. Arbitration.

                           (a) All disputes which may arise hereunder shall be
resolved by binding arbitration, and without resort to the courts (except to compel arbitration or to enter judgment in accordance therewith). The arbitrators shall be appointed as follows: each party shall appoint one arbitrator; the two arbitrators thus appointed shall choose the third arbitrator who shall act as the presiding arbitrator of the tribunal. The parties agree that all arbitrators shall be governed by the Rules of the American Arbitration Association; that such arbitration proceedings shall be conducted in Santa Clara, California, and that the result of such arbitration shall be binding upon the parties, and may be entered as a judgment in any court or tribunal with jurisdiction over any party with the same force and effect as a judgment rendered by such a court or tribunal.

                           (b) The arbitration proceedings and all pleadings and
written evidence shall be in the English language. Any written evidence originally in a language other than English shall be submitted in English translation accompanied by the original or a true copy thereof.

                           (c) The prevailing party in such proceeding shall be
entitled to collect reasonable attorneys fees from the other party.

                     10.14. Survival. Sections 6.1(c) and (d) and Section 10 of this Agreement shall continue in full force and effect following termination of the Secured Obligations and the Convertible Obligations, subject to termination, if at all, in accordance with their respective terms.

                     10.15. Confidentiality And Non-Disclosure

                           (a) Disclosure of Terms. The terms and conditions of
this Agreement, the Notes, the Registration Rights Agreement and the Termination and Mutual Release (collectively, the "Financing Terms"), including their existence, shall be considered confidential information and shall not be disclosed by any party hereto to any third party except in accordance with the provisions set forth below.

                           (b) Press Releases, Etc. Within sixty (60) days of
the Closing, either party may issue a press release disclosing that Seagate has invested in StorMedia; provided that the release does not disclose any of the Financing Terms other than the aggregate amount advanced, the fact that one of the Notes is convertible and the fact that the Supply Agreement has been terminated, and is approved in advance in writing by the other party. Except as required by law (but in all events subject to the provisions of Section 10.15(d) of this Agreement), no other announcement regarding these transactions in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made by either party without the other party's prior written consent.

                           (c) Permitted Disclosures. Notwithstanding the
foregoing, (i) either party may disclose any of the Financing Terms to its current or bona fide prospective investors, employees, investment bankers, lenders, accountants and attorneys, in each case only where such persons or entities are under appropriate nondisclosure obligations; and (ii) either party may disclose (other than in a press release or other public announcement described in subsection (b)) solely the fact that Seagate is an investor in StorMedia to any third parties without the requirement for the consent of any other party or nondisclosure obligations.

                           (d) Legally Compelled Disclosure. In the event that
either party is requested or becomes legally compelled (including without limitation, pursuant to securities laws and regulations) to disclose the existence of this Agreement or any of the Financing Terms in contravention of the provisions of this Section 10.15, such party (the "Disclosing Party") shall provide the other party (the "Non-Disclosing Party") with prompt written notice of that fact so that the appropriate party may seek (with the cooperation and reasonable efforts of the other party) a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information which is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information to the extent reasonably requested by any Non-Disclosing Party. Notwithstanding the foregoing, Seagate acknowledges that StorMedia will be obligated to file this Agreement and the related Exhibits with the Securities and Exchange Commission ("SEC") on a Form 8-K shortly following the Closing. While StorMedia will seek confidential treatment of certain of the terms and will consult with Seagate as to such confidential treatment request, StorMedia cannot guarantee that the SEC will grant its request or will not require disclosure of such terms. No liability shall accrue to StorMedia hereunder if disclosure is made as described above.

                     10.16. Termination.

                     (a) This Agreement may be terminated at any time prior to the Closing: (i) by mutual written agreement of StorMedia and Seagate; or (ii) by Seagate if the Closing has not occurred on or before May 27, 1998.

                     (b) Any termination of this Agreement shall not affect any liability of either party hereto to the other party as a result of a breach of this Agreement.



              [The remainder of this page intentionally left blank]

                     IN WITNESS WHEREOF, the parties have executed this Loan and Security Agreement to be effective as of the date first above written.


SEAGATE TECHNOLOGY, INC.                   STORMEDIA INCORPORATED



By: /s/                                     By: /s/
   ---------------------------------           ---------------------------------
   Name:                                       Name:
   Title:                                      Title:








                                SIGNATURE PAGE TO
                         TERMINATION OF SUPPLY AGREEMENT
                                       AND
                           LOAN AND SECURITY AGREEMENT